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                                                                    EXHIBIT 32.1

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mason N. Carter, Chief Executive Officer of Merrimac Industries, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Company's Quarterly Report on Form 10-QSB for the period ending June 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mason N. Carter
Mason N. Carter
Chief Executive Officer
August 12, 2003

A signed original of this written statement required by Section 906 has been provided to Merrimac Industries, Inc. and will be retained by Merrimac Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.